UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

GBank Financial Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-42621	82-3869786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9115 West Russell Road Suite 110
Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 851-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBFH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment No. 1”) amends the Current Report on Form 8-K (the “Initial Form 8-K”) filed with the Securities and Exchange Commission on October 23, 2025 by GBank Financial Holdings Inc. (the "Company"). In the Initial Form 8-K, the Company stated that it would release its third quarter 2025 financial results after the market closes on Monday, October 27, 2025. The Company will release its third quarter 2025 financial results after the market closes on Tuesday, October 28, 2025. The timing of the quarterly earnings call is unchanged.

Item 7.01 Regulation FD Disclosure.

On October 23, 2025, GBank Financial Holdings Inc. (the "Company"), the parent company for GBank (the "Bank"), announced it plans to release its third quarter 2025 financial results after the market closes on Monday, October 27, 2025, and will host its quarterly earnings call on Wednesday, October 29, 2025, at 10:00 a.m., PST.

This Amendment No. 1 hereby amends the Initial Form 8-K to revise the release date of the third quarter 2025 financial results from after the market closes on Monday, October 27, 2025 to after the market closes on Tuesday, October 28, 2025. The timing of the quarterly earnings call is unchanged.

A press release announcing the change in the timing of the release of the third quarter 2025 financial results is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release Announcing Updated Release Date of Third Quarter Financial Results

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBANK FINANCIAL HOLDINGS, INC.

Date:	October 24, 2025	By:	/s/ Jeffery E. Whicker
Jeffery E. Whicker Executive Vice President and Chief Financial Officer